                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement             [ ]  Confidential, for Use of the
[X]   Definitive Proxy Statement                   Commission Only (as permitted
[ ]   Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]   Soliciting Material Under Rule 14a-12


                         TANNING TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      1)   Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

      2)   Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

      3) Per unit price or other underlying transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

      4)   Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

      5)    Total fee paid:

           ---------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

            --------------------------------------------------------------------

      2)    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3)    Filing Party:

            --------------------------------------------------------------------

      4)    Date Filed:

            --------------------------------------------------------------------

                               [LOGO] TANNING TM

                        TANNING TECHNOLOGY CORPORATION

                    4600 South Syracuse Street, Suite 1200
                            Denver, Colorado 80237
                            Telephone 303.220.9944

                                                                  April 25, 2001

Dear Stockholder:

   It is our pleasure to invite you to the Annual Meeting of Stockholders of Tanning Technology Corporation, a Delaware corporation, to be held on May 24, 2001 at 8:00 a.m. local time, at the Company's office at 4600 South Syracuse Street, Suite 1200, Denver, Colorado.

   Details of the business to be conducted and the matters to be considered at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

   It is important that your shares be represented at the meeting, whether or not you are able to attend personally. You are therefore urged to complete, sign, date and return the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States.

   You are, of course, welcome to attend the meeting and vote in person, even if you have previously returned your proxy card or voted by other means.

                                          Sincerely,

                                          /s/ Larry G. Tanning
                                          Larry G. Tanning
                                          Chairman of the Board and
                                          Chief Executive Officer

                        TANNING TECHNOLOGY CORPORATION

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   The Annual Meeting of Stockholders (the "Annual Meeting") of Tanning Technology Corporation (the "Company") will be held on May 24, 2001 at 8:00 a.m. local time, at the Company's office at 4600 South Syracuse Street, Suite 1200, Denver, Colorado.

   The Annual Meeting will be conducted:

    1. To consider and act on the following proposals, which are described in the accompanying Proxy Statement:

       Proposal One: To elect two Class II directors for terms ending at the
                  2004 Annual Meeting of Stockholders; and

       Proposal Two: To ratify the appointment by the board of directors of
                  Ernst & Young LLP as the Company's independent auditor for the 2001 fiscal year.

    2. To transact such other business as may properly come before the Annual Meeting.

   Stockholders of record at the close of business on April 16, 2001 will be entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors,

                                            /s/ Frederick Fogel
                                            Frederick H. Fogel Secretary

April 25, 2001

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR IF INSTRUCTIONS THEREFOR ARE INCLUDED IN THIS PACKAGE, BY TELEPHONE OR ON THE INTERNET.

                        TANNING TECHNOLOGY CORPORATION
                    4600 SOUTH SYRACUSE STREET, SUITE 1200
                            DENVER, COLORADO 80237

                               -----------------

                                PROXY STATEMENT

   This Proxy Statement (the "Proxy Statement") is being furnished to the stockholders of Tanning Technology Corporation, a Delaware corporation ("We," "Tanning" or the "Company"), in connection with the solicitation of proxies by the board of directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on May 24, 2001 at 8:00 a.m. local time, at the Company's office at 4600 South Syracuse Street, Suite 1200, Denver, Colorado, and any adjournment or postponement thereof.

   At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

      Proposal One: To elect two Class II directors for terms ending at the 2004 Annual Meeting of Stockholders.

      Proposal Two: To ratify the appointment by the board of directors of Ernst & Young LLP as the Company's independent auditor for the 2001 fiscal year.

   The board of directors of the Company recommends a vote FOR approval of each of the proposals.

   The board of directors of the Company has fixed the close of business on April 16, 2001 (the "Annual Meeting Record Date") as the record date for determining the holders of outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On that date, there were 21,658,460 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, each entitled to one vote on all matters to be acted upon. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy card are first being mailed to each stockholder entitled to vote at the Annual Meeting on or about April 25, 2001.

                       VOTING AND REVOCATION OF PROXIES

VOTING

   Only holders of record of shares of Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at the Annual Meeting.

   The affirmative vote of a plurality of the shares of Common Stock entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting is required to elect the directors nominated pursuant to Proposal One. The affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, present in person or represented by proxy, is required to approve Proposal Two.

   For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of the holders of a majority of the shares entitled to vote on a proposal and present at the Annual Meeting has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, abstentions will have the effect of a vote "against" the matter (other than the election of directors) and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

   All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for a particular proposal on a proxy, such proxy will be voted in accordance with the board of directors' recommendations as set forth herein with respect to such proposal(s).

   In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

HOW TO VOTE

   In addition to voting in person at the meeting, stockholders of record can vote by proxy by mailing their signed proxy cards.

   If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions may offer telephone and/or Internet voting.

REVOCATION OF PROXIES

   Any stockholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice of revocation to the Secretary of the Company or by executing a later-dated proxy. In addition, voting by mail, telephone or Internet will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

   Two directors are to be elected. The Company's board of directors currently consists of seven directors divided into three classes, Class I, Class II and Class III, with members of each class holding office for staggered three-year terms and until their successors have been duly elected and qualified. There are currently: two Class I directors, whose terms expire at the 2003 Annual Meeting of Stockholders; two Class II directors, whose terms expire at the Annual Meeting; and three Class III directors, whose terms expire at the 2002 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

   If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the board of directors. The board of directors has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination.

   The board of directors has nominated Christopher P. Mahan and Joseph P. Roebuck for election as Class II directors at the Annual Meeting for three-year terms expiring at the 2004 Annual Meeting of Shareholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Biographical data on these nominees and the other members of the board of directors is presented under the caption "Directors and Executive Officers" in this Proxy Statement.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CHRISTOPHER P. MAHAN AND JOSEPH
P. ROEBUCK FOR ELECTION AS DIRECTORS TO SERVE IN THE CLASS WITH TERMS EXPIRING IN 2004.

                           MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

   The following table contains information regarding our executive officers and directors.

  NAME                  AGE POSITION
  ----                  --- --------
  Larry G. Tanning.....  53 Chairman of the Board, President and Chief
                            Executive Officer
  Bipin Agarwal........  40 Director, Executive Vice President and Co-
                            Founder
  Henry F. Skelsey.....  42 Director, Executive Vice President and Chief
                            Financial Officer
  Frederick H. Fogel...  41 Senior Vice President, Business Affairs, General
                            Counsel and Secretary
  AVR Venkatesa........  38 Vice President, Tanning International
  Richard J. Herman....  47 Vice President, Global Marketing and Strategy
  Scott T. Sleeper.....  39 Chief Technology Officer
  Stephen W. Mahoney...  56 Vice President, North American Client Services
  Louis A. D'Alessandro  46 Vice President, North American Financial Services
  Michael A. Cooper....  42 Vice President, North American Service Delivery
  Dan J. Hesser........  61 Director
  Christopher P. Mahan.  34 Director
  Joseph P. Roebuck....  65 Director
  Michael E. Shanahan..  48 Director

   LARRY G. TANNING, a co-founder of Tanning, has been our Chairman of the Board, President and Chief Executive Officer since January 1997 and served as the President of our predecessor entities from July 1993. Mr. Tanning has a B.S. degree in marketing from the University of Minnesota and an M.S. equivalent degree in business management with the American Management Association in New York, New York.

   BIPIN AGARWAL, a co-founder of Tanning, served as our Executive Vice President of Strategy, Planning and New Ventures from July 1999 until December 2000 and as our Senior Vice President of North American Consulting Operations from July 1998 until July 1999. From August 1997 until June 1998 he was our Senior Vice President of Business Development and Architecture Practice. Mr. Agarwal was responsible for our consulting services and those of our predecessors from July 1994 until August 1997. He has been a director since our incorporation in January 1997. Mr. Agarwal has an M.S. degree in computer science from Roorkee University, India.

   HENRY F. SKELSEY has been our Executive Vice President and Chief Financial Officer since September 1998. He has been a director since our incorporation in January 1997. From March 1988 until August 1998, Mr. Skelsey was a Managing Director of AEA Investors Inc., the parent of AEA Tanning Investors Inc., which is a beneficial owner of our common stock. Mr. Skelsey has an M.B.A. degree from the Darden School at the University of Virginia and a B.S. degree in economics and finance from George Mason University.

   FREDERICK H. FOGEL has been our Senior Vice President, Business Affairs and General Counsel since February 2000 and joined us as Vice President of Business Affairs and General Counsel in July 1999. Mr. Fogel has been a partner at the law firm of Fried, Frank, Harris, Shriver & Jacobson since 1992, and was an associate at the firm from 1986 to 1992. Mr. Fogel continues to be a partner at this law firm. Mr. Fogel has a J.D. and an A.B. degree in philosophy from Harvard University.

   AVR VENKATESA has been Vice President, Tanning International since December 2000 and served as the Chief Operating Officer of Tanning Technology India Private Limited, our majority-owned subsidiary in Hyderabad, India, from June 2000 until December 2000. He served as a Client Partner from July 1999 until June 2000 and Director, Service Delivery East from July 1998 until July 1999. Mr. Venkatesa served as the Manager of Systems Development at Time Customer Service, Inc., a subsidiary of Time Warner, Inc. from September 1989 until July 1998. Mr. Venkatesa has a B.E. degree in Chemical Engineering from Manipal Institute of Technology, India, and a M.S. degree in Management Information Systems from Texas A&M University.

   RICHARD J. HERMAN has been Vice President, Global Marketing and Strategy since September 2000, and joined us as Global Director of Marketing and Strategy in May 2000. Mr. Herman was the Executive Vice President of Marketing for Xpedior, Inc., an eBusiness solutions provider, from March 1999 until May 2000. He served as Executive Vice President of Marketing for Metamor Consulting Solutions, an internet systems integrator, from December 1998 until March 1999, and for Sage IT Partners, a subsidiary of Metamor, from November 1997 until November 1998. Mr. Herman served as Director of Business Development--Customer Care Practice for SHL Systemhouse, an MCI Communications systems integration subsidiary, from November 1996 until October 1997. From March 1995 until November 1996 he served as President of New Genre Productions, a company founded by Mr. Herman to design and deliver web-based sales promotions. Mr. Herman has a B.A. degree in Economics from Georgia Institute of Technology and an M.B.A. degree in Finance from Georgia State University.

   SCOTT T. SLEEPER has been our Chief Technology Officer since November 2000, and served as our Vice President of North American Service Delivery from August 1999 until November 2000. Mr. Sleeper was a Practice Director for our deployment practice from January 1997 until August 1999, and joined us as a senior consultant in September 1995. Mr. Sleeper held a variety of consulting systems and database architecture positions at Sage Communications, Kendall Square Research, Teradata Corporation and Cullinet Software prior to joining us. Mr. Sleeper studied Computer Science at Depaul University.

   STEPHEN W. MAHONEY has been Vice President, North American Client Services since January 2001. Mr. Mahoney served as Vice President of the Infrastructure Global Services Practice for Compaq Computer Corporation from July 2000 until January 2001 and Vice President of Compaq's European Professional Services Group from August 1999 until June 2000. From August 1996 until July 1999, he served as Vice President of the Mail and Messaging Practice for Compaq, and for Digital Equipment Corporation prior to its acquisition by Compaq in 1998. From April 1995 until July 1996, he served as a Client Executive for Broadway and Seymour. Mr. Mahoney held various senior management positions at Digital Equipment Corporation from 1974 until April 1995. Mr. Mahoney has a B.S. degree in Economics from Providence College and an M.B.A. degree from Boston University.

   LOUIS A. D'ALESSANDRO has been Vice President, North American Financial Services since November 2000, a Client Partner from May 1999 until October 2000, Vice President of Technical Services from October 1997 until May 1999. He served as Vice President of Technology Implementation at Fidelity Investments from September 1996 until September 1997. He was also National Consulting Manager at Informix Software from January 1996 until August 1996 and Director of Systems Engineering at Pyramid Technology Corporation from October 1988 until December 1995. Mr. D'Alessandro has a B.S. degree and an M.S. degree in Computer Science from the City University of New York.

   MICHAEL A. COOPER has been Vice President, North American Service Delivery since October 2000. Mr. Cooper was an independent management consultant to information technology business executives from January 1999 until October 2000. Mr. Cooper worked for Logica Inc., a global computer systems integration company, for the preceding 19 years, most recently serving as Vice President of Quality Assurance and Technology from October 1997 until January 1999, Vice President and Program Delivery Manager from March 1997 until October 1997, and Vice President of Engineering and Quality Assurance from March 1996 until March 1997.

Additionally, Mr. Cooper is the current Vice President of Membership for the Consulting Specific Interest Group of the Project Management Institute. Mr. Cooper has a B.S. degree in Computer Science with Mathematics from the University of Bristol (UK).

   DAN J. HESSER has been a director since November 1999. Mr. Hesser most recently served as Chairman, President and Chief Executive Officer of INVESCO Funds, a mutual fund management company, where he worked for 37 years. Mr. Hesser is currently the Chairman of the Board of the American Medical Center and a former Chairman of the Board of the Colorado Symphony Association.

   CHRISTOPHER P. MAHAN has been a director since our incorporation in January 1997. Mr. Mahan has been a Director at AEA Investors Inc. since December 1997 and has been associated with AEA Investors Inc. since August 1991. AEA Investors Inc. is the parent of AEA Tanning Investors Inc., which is a beneficial owner of our common stock. From August 1989 to August 1991, Mr. Mahan was a consultant with Bain & Company, a management consulting company. Mr. Mahan is also a director of several private companies. Mr. Mahan has a B.A. degree in economics and history from Amherst College.

   JOSEPH P. ROEBUCK has been a director since April 1999. Mr. Roebuck served as Vice President--Strategic Sales of Sun Microsystems Inc., a computer hardware company, from November 1998 until November 2000. He was Vice President of Worldwide Sales at Sun Microsystems from June 1990 until November 1998. Mr. Roebuck joined Sun Microsystems in 1983 as the Vice President of Sales. Mr. Roebuck has an A.B. degree in business administration from Cornell University.

   MICHAEL E. SHANAHAN has been a director since July 1999. Mr. Shanahan has been the Vice President of Football Operations for the Denver Broncos, a National Football League franchise, since 1998. He has been the head coach of the Broncos since January 1995. Mr. Shanahan has a B.A. degree and an M.A. degree from Eastern Illinois University.

BOARD OF DIRECTORS

   Our board of directors is currently composed of seven directors.

   Our certificate of incorporation divides the board of directors into three classes: Class I, whose terms will expire at the annual meeting of stockholders to be held in 2003, Class II, whose terms will expire at the Annual Meeting, and Class III, whose terms will expire at the annual meeting of stockholders to be held in 2002. Our Class I directors are Michael E. Shanahan and Dan J. Hesser. Our Class II directors are Christopher P. Mahan and Joseph P. Roebuck. Our Class III directors are Larry G. Tanning, Bipin Agarwal and Henry F. Skelsey. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

   In addition, our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

   Holders of approximately 52.7% of the outstanding shares of our common stock are parties to an agreement under which they have agreed to vote in favor of their nominees to our board of directors. As a result of their voting power, they will have the ability to cause their nominees to be elected. See "Certain Relationships and Transactions with Related Parties--Stock Purchase Agreement, Shareholder Agreement and Registration Rights Agreement."

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

   The board of directors held six meetings in 2000 and acted one time during 2000 by unanimous written consent of the directors. Other than Mr. Hindery, who resigned from the board of directors effective January 1, 2001, and Mr. Shanahan, no director attended fewer than 75% of the aggregate of such meetings of the Board and of the committees of the Board on which he or she served. Our committees consist of an audit committee and a compensation committee.

   The audit committee recommends the annual appointment of our auditors with whom the audit committee reviews the scope of audit and non-audit assignments and related fees, accounting principles we use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. The audit committee also reviews the independence of our auditors, including whether the provision of the non-audit professional services rendered by them is compatible with maintaining their independence. The audit committee reviews the annual consolidated financial statements of the Company and the related audit report as prepared by the auditors, together with any significant audit findings. During 2000, our audit committee was composed of Dan J. Hesser, Toni
S. Hippeli and Christopher P. Mahan. Following the resignation of Ms. Hippeli from the board of directors effective January 1, 2001, its members were and continue to be Dan J. Hesser and Christopher P. Mahan. The audit committee held six meetings during 2000 and acted one time during 2000 by unanimous written consent of its members.

   The compensation committee reviews and approves the compensation and benefits for our employees, directors and consultants, administers our employee benefit plans, authorizes and ratifies stock option grants and other incentive arrangements and authorizes employment and related agreements. During 2000 and thereafter, our compensation committee was and continues to be composed of Christopher P. Mahan, Joseph P. Roebuck and Michael E. Shanahan. The compensation committee held one meeting during 2000, and acted three times during 2000 by unanimous written consent of its members.

COMPENSATION OF DIRECTORS

   Directors who are also our employees receive no additional compensation for their services as directors. Directors who are not our employees do not receive a fee for attendance in person at meetings of our board of directors or committees of our board of directors, but they are entitled to be reimbursed for travel expenses and other out-of-pocket costs incurred in connection with the attendance of meetings. Directors who are not our employees or employees of AEA Investors Inc. have received, and any such new directors will be eligible to receive, options to purchase our common stock in connection with their appointment to our board of directors.

EXECUTIVE OFFICERS

   Our board of directors appoints our executive officers. Our executive officers serve at the discretion of our board of directors.

EMPLOYMENT AND NON-COMPETITION AGREEMENTS

   We have entered into an employment agreement, as amended to date, with Larry
G. Tanning, providing for his employment as our President and Chief Executive Officer. Pursuant to the agreement, Mr. Tanning is entitled to an annual salary of $206,500.

   If we terminate Mr. Tanning's employment without cause (as defined in the employment agreement) or we constructively terminate (as defined in the employment agreement) Mr. Tanning's employment, we are required to pay Mr. Tanning (1) any unpaid portion of his annual salary earned through the date of termination, (2) the annual bonus, if any, for the fiscal year immediately preceding the fiscal year of termination to the extent not already paid and (3) during a period of twelve months following termination, an amount equal to his annual salary at the time of termination. In addition, Mr. Tanning (and certain other key employees) is entitled to a gross-up payment in the event he is subject to a federal excise tax resulting from payments or benefits received in connection with a change in control of our company. Mr. Tanning is also subject to customary non-competition, non-solicitation and non-disclosure covenants.

   We have entered into an employment agreement, as amended to date, with Bipin Agarwal pursuant to which he is entitled to an annual salary of $192,500.

   If we terminate Mr. Agarwal's employment without cause (as defined in the employment agreement) or we constructively terminate (as defined in the employment agreement) Mr. Agarwal's employment, we are required to pay to Mr. Agarwal (1) any unpaid portion of his annual salary earned through the date of termination, (2) the annual bonus, if any, for the fiscal year immediately preceding the fiscal year of termination to the extent not already paid and (3) during a period of twelve months following termination, an amount equal to his annual salary at the time of termination. In addition, Mr. Agarwal (and certain other key employees) is entitled to a gross-up payment in the event he is subject to a federal excise tax resulting from payments or benefits received in connection with a change in control of our company. Mr. Agarwal is also subject to customary non-competition, non-solicitation and non-disclosure covenants.

   We have entered into an employment agreement, as supplemented to date, with Louis A. D'Alessandro pursuant to which in 2001 he is entitled to a salary of $181,127 and an annual bonus of up to approximately 100% of his annual salary upon attainment of performance goals based on generation of revenue, achieving certain gross margins and days sales outstanding in the Financial Services business domain. The employment agreement contains customary non-competition, non-solicitation and non-disclosure covenants.

   We have entered into an agreement with Scott T. Sleeper dated June 20, 1997, which contains customary non-competition, non-solicitation and non-disclosure covenants.

   In connection with his separation from the Company, we have entered into a severance agreement with Philip A. Purver dated January 31, 2001. Pursuant to the agreement, Mr. Purver was eligible to receive in the aggregate approximately $315,000 as severance and as consideration for providing the Company a release of claims and post-termination client and employee non-solicitation covenants.

          CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PARTIES

STOCK PURCHASE AGREEMENT, SHAREHOLDER AGREEMENT AND REGISTRATION RIGHTS
AGREEMENT

   Tanning, Tanning's founders, and the TTC Investors Group are parties to a stock purchase agreement dated as of December 24, 1996, as amended. Under this agreement, the TTC Investors Group purchased an aggregate of 5,696,770 shares of our common stock for an aggregate consideration of $14.6 million.

   Larry G. Tanning, Bipin Agarwal, Toni Hippeli and entities controlled by them, together with the TTC Investors Group have entered into an amended and restated shareholder agreement dated as of July 20, 1999, which provides, among other things:

    . the TTC Investors Group may nominate one director to Class II of our board of directors;

    . Tanning Family Partnership, L.L.L.P., which is indirectly controlled by Larry G. Tanning, and WinSoft Corporation, which is controlled by Bipin Agarwal, each may nominate one director to any class of our board of directors;

    . the TTC Investors Group may appoint one member to each of the audit and compensation committees; and

    . all of the parties to the shareholder agreement have agreed to vote the shares of common stock owned by them in favor of each other's nominees.

If there are insufficient vacancies in a particular class of directors, the available positions shall be allocated first to the nominee of the TTC Investors Group (as to Class II only), second to the nominee of Tanning Family Partnership, L.L.L.P., and third to the nominee of WinSoft Corporation. The rights of each person mentioned above will terminate when such person no longer owns at least ten percent of our common stock.

   Because Toni Hippeli, together with entities controlled by her, owns less than 10% of the outstanding common stock of Tanning, her rights and obligations under the shareholder agreement have terminated.

   The parties to the stock purchase agreement and affiliated entities, together with Mr. Skelsey, have entered into an amended and restated registration rights agreement dated as of July 20, 1999, which provides, among other things:

    . the TTC Investors Group has the right to require the filing of a total of two registration statements with the SEC to register for sale shares of our common stock owned by it, or, under certain circumstances, by the persons who were members of the limited liability companies comprising the TTC Investors Group;

    . holders of a majority of the shares of our common stock held by Tanning's founders and Mr. Skelsey have the right to require the filing of one registration statement with the SEC during any twelve month period to register for sale shares of our common stock owned by them;

    . the Company has the right to participate in any of the registrations described above and sell shares of its common stock under such registration to the extent of 25% of the shares to be sold in such offering; and

    . all parties to the registration rights agreement have rights to participate in registration statements filed by Tanning for the sale of common stock in an underwritten offering for its own account, subject to the ability of the underwriters to limit the number of shares included in the registration and giving priority to issuances by Tanning.

   The existence and exercise of these registration rights may make it more difficult for us to arrange future financing and may have an adverse effect on the market price of our common stock.

LOANS TO OUR DIRECTORS AND OFFICERS

   In connection with a significant reduction in the compensation of Messrs. Agarwal and Tanning pursuant to their revised employment agreements, on July 30 and August 2, 1999, respectively, we extended loans in the amount of $250,000 to each of Bipin Agarwal and Larry G. Tanning. The loans bear interest at 5.36% and 5.25%, respectively. The principal and all accrued interest on the loans are repayable on July 31, and August 2, 2001, respectively.

   On October 15, 1999, we extended a loan to Philip A. Purver in the amount of $100,000. The loan bore interest at 6.02% per annum and was repaid in full on January 31, 2001.

   On Ocober 1, 1999, we extended a loan to Louis A. D'Alessandro in the amount of $110,000. The loan bears interest at 6.02% per annum. All outstanding principal and unpaid interest on the loan is repayable on October 1, 2004.

AGREEMENTS WITH FAMILY MEMBERS OF OUR DIRECTORS AND OFFICERS

   We have employed Adesh Gupta, a brother-in-law of Bipin Agarwal, as Regional Service Delivery Director for the Central Region since October 2000, as a Practice Leader from January, 1997 until September 2000, and as a Consultant from October 1994 until January 1997. In addition to being one of our directors and an Executive Vice President, Mr. Agarwal also controls WinSoft Corporation, which is a significant stockholder of Tanning. In 2000, Mr. Gupta received approximately $277,950 in salary and bonus.

   On April 7, 1997, we granted Mr. Gupta an option to acquire 327,389 shares of our common stock at a per share purchase price of $2.90 per share. All of these options were fully vested as of April 7, 2000. On June 9, 1998, we granted Mr. Gupta an additional option to acquire 65,478 shares of our common stock at a per share purchase price of $3.82 per share. These options vest over a four-year period. On July 20, 1999, we granted Mr. Gupta an additional option to acquire 3,785 shares of our common stock at a per share purchase price of $10.00 per share. These options vest over a five-year period. On July 22, 1999, we granted Mr. Gupta an additional option to acquire 2,435 shares of our common stock at a per share purchase price of $15.00 per share. These options also vest over a five-year period. On November 22, 2000, we granted Mr. Gupta an additional option to acquire 10,000 shares of our common stock at a per share purchase price of $4.00 per share. These options vest over a four-year period.

   We have employed Mark W. Tanning, brother of Larry G. Tanning, since January of 1997. In addition to being our Chairman of the Board, President and Chief Executive Officer, Larry G. Tanning also indirectly controls Tanning Family Partnership, L.L.L.P., which is a significant stockholder of Tanning. In 2000, Mark W. Tanning received approximately $155,000 in salary and bonus.

   On April 7, 1997, we granted Mark W. Tanning an option to acquire 49,108 shares of our common stock at a per share purchase price of $2.90 per share. All of these options were fully vested as of April 7, 2000. On June 9, 1998, we granted Mark W. Tanning an additional option to acquire 49,108 shares of our common stock at a per share purchase price of $3.82 per share. These options vest over a three-year period. On December 1, 1998, we granted him an additional option to acquire 108,038 shares of our common stock at a per share purchase price of $3.82 per share. These options vest over a five-year period. On November 1, 1999, we granted him an additional option to acquire 6,250 shares of our common stock at a per share purchase price of $35.00. These options were fully vested as of December 31, 2000.

   On November 12, 1999, we extended a loan to Mark W. Tanning in the amount of $100,000. The loan bears interest at 6.02% per annum. All outstanding principal and unpaid interest on the loan is repayable on December 31, 2002.

   We entered into an agreement as of December 31, 2000 with Mark W. Tanning providing for his separation from the Company. Under the agreement, Mark W. Tanning was entitled to receive an $85,000 lump sum payment, together with bi-weekly payments of $8,000 from January 2001 through July 2001, and bi-weekly payments of $293 from August 2001 through December 2002.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Based solely upon a review of the forms received by the Company, or written representations of reporting persons and a review of those forms, the Company believes that, during the year ended December 31, 2000, its officers and directors and holders of more than 10% of the Common Stock complied with all applicable Section 16(a) filing requirements.

                            EXECUTIVE COMPENSATION

   The table below summarizes information concerning the compensation paid by us during 2000 and 1999 to our chief executive officer and our four other most highly compensated executive officers who held their offices on December 31, 2000 (collectively defined as the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                               ANNUAL COMPENSATION             AWARDS
                                      ------------------------------------- ------------
                                                                             SECURITIES
                                                             OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY ($) BONUS ($) COMPENSATION ($) OPTIONS (#)  COMPENSATION ($)
---------------------------   ----    ---------- --------- ---------------- ------------ ----------------
Larry G. Tanning............. 2000    206,500       78,375            --              --         1,189(1)
 Chairman of the Board,       1999    380,792           --            --              --         1,351
 President and Chief
 Executive Officer

Bipin Agarwal................ 2000    192,500       78,375            --              --         4,115(1)
 Director and Executive       1999    356,458           --            --              --         4,232
 Vice President

Louis A. D'Alessandro........ 2000    234,017(2)    95,631            --          90,000         4,156(1)
 Vice President, North        1999    174,860(2)   180,688            --              --         3,458
 American Financial Services

Scott T. Sleeper............. 2000    175,000       89,835            --          10,000         2,878(1)
  Chief Technology Officer    1999    115,786       66,610            --              --         2,588

Philip A. Purver (3)......... 2000    181,920       75,042        27,022(4)      100,000        10,612(5)
  Vice President of European  1999(6) 144,000       56,463            --         147,325        14,400(5)
  Operations

--------
(1) Amounts for 2000 reflect (i) the matching contribution under our Section 401(k) plan in the amount of $3,400, $3,400 and $2,664 for 2000 on behalf of Messrs. Agarwal, D'Alessandro and Sleeper, respectively, and (ii) payment by the Company in 2000 of certain group term life insurance premiums of $1,189, $715, $756 and $214 on behalf of Messrs. Tanning, Agarwal, D'Alessandro and Sleeper, respectively.
(2) Includes commissions earned by Mr. D'Alessandro in 2000.
(3) Mr. Purver's employment with the Company terminated in January 2001.
(4) Reflects amount paid by us to reimburse Mr. Purver for taxes paid in 2000 for gains recognized under UK tax law upon purchase of our common stock under our Employee Stock Purchase Plan.
(5) Reflects our contributions to Mr. Purver's pension plan.
(6) Mr. Purver's employment with the Company began in April 1999.

OPTION GRANTS IN FISCAL 2000

   The following table sets forth information regarding stock options granted during 2000 to the Named Executive Officers.

                                                                                  POTENTIAL REALIZED
                                                                                   VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF STOCK
                                                                                  PRICE APPRECIATION
                                          INDIVIDUAL GRANTS                       FOR OPTION TERM (1)
                      ---------------------------------------------------------- ---------------------
                                          PERCENT OF
                                         TOTAL OPTIONS
                          NUMBER OF       GRANTED TO
                          SECURITIES       EMPLOYEES
                      UNDERLYING OPTIONS   IN FISCAL   EXERCISE PRICE EXPIRATION
NAME                       GRANTED           2000       PER SHARE($)     DATE      5%($)      10%($)
----                  ------------------ ------------- -------------- ---------- ---------  ---------
Larry G. Tanning.....              --               --             --         --         --         --
Bipin Agarwal........              --               --             --         --         --         --
Louis A. D'Alessandro          40,000(2)          1.01          41.00   01/12/10  1,031,387  2,613,738
                               50,000(3)          1.26           4.00   11/22/10    125,779    318,748
Scott T. Sleeper.....          10,000(4)          0.25           4.00   11/22/10     25,156     63,750
Philip A. Purver.....         100,000(5)          2.52          41.00   01/12/10  2,578,468  6,534,344

--------
(1) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.
(2) All of the shares subject to the option vest on July 31, 2001.
(3) One-half of the shares subject to the option will vest on November 22, 2001. The remaining shares will vest pro rata on a monthly basis from December 2001 until November 2002.
(4) One-quarter of the shares subject to the option will vest on November 22, 2001. The remaining shares will vest pro rata on a monthly basis from December 2001 until November 2004.
(5) One-quarter of the shares subject to the option vested on January 12, 2001; the remainder have been cancelled in connection with Mr. Purver's separation from the Company.

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

   The following table sets forth information concerning the value realized upon the exercise of stock options during 2000 by Named Executive Officers and the value of unexercised in-the-money options held by Named Executive Officers as of December 31, 2000.

                                                     NUMBER OF SECURITIES      VALUE OF UNEXCERCISED
                                                    UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                                                  OPTIONS AT FISCAL YEAR-END  FISCAL YEAR-END($) (1)
                                                  -------------------------- -------------------------
                      SHARES ACQUIRED    VALUE
NAME                  ON EXERCISE(#)  REALIZED($) EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                  --------------- ----------- -----------  ------------- ----------- -------------
Larry G.Tanning......              --          --           --            --          --            --
Bipin Agarwal........              --          --           --            --          --            --
Louis A. D'Alessandro          20,000     322,000      103,479       172,774      14,678
Scott T. Sleeper.....          62,203   1,023,695       18,007       122,950          --            --
Philip A. Purver.....              --          --       36,831            --     210,494            --

--------
(1) Fair market value of the common stock underlying the options on December 29, 2000 minus the aggregate exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE ON THE COMPENSATION OF EXECUTIVE OFFICERS

GENERAL

   The Compensation Committee reviews and approves the compensation and benefits for the Company's employees, directors and consultants, administers its employee benefit plans, authorizes and ratifies stock option grants and other incentive arrangements and authorizes employment and related agreements.

COMPENSATION POLICY

   The objectives of the Company's executive officer compensation program are:
(i) to attract qualified executive officers, (ii) to reward, motivate and retain the Company's executive officers and (iii) to align the interests of its executive officers with those of the Company's stockholders by linking the executives' annual cash and long-term compensation to the Company's performance.

   The Company's executive officer compensation program generally consists of three basic components: base salary, annual cash incentive-based compensation, and long-term compensation in the form of stock options.

BASE SALARY

   The base salary for each of the Company's executive officers, including the Chief Executive Officer, is determined by subjectively evaluating the responsibilities and strategic value of the executive's position, and the experience and performance of the individual. While no specific formula is used to set salaries, the Company considers the levels of base salary offered by other companies in the information technology services industry and in other technology companies with whom the Company competes for executive talent. During 2000, the base salaries of certain executive officers were adjusted to reflect these factors.

ANNUAL CASH INCENTIVE COMPENSATION

   Certain of the Company's executive officers are eligible for an annual cash bonus based on the level of achievement of certain pre-established Company and individual performance goals, which vary based on the executive's position. The level of bonus opportunity is determined based upon subjective factors similar to those considered in determining salary levels.

STOCK OPTION PLANS

   Long-term incentive compensation is provided to employees in the form of stock options. The Company grants options to a broad base of its employees. Stock options are generally granted to an executive at the time the executive joins the Company and periodically thereafter at the discretion of the Committee. The Committee determines the timing of stock option awards and the size of each option award based on subjective factors similar to those used to determine salary levels and on the amount and timing of any previous option awards.

   Stock options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of the option award. Because of this, the value of the options is wholly dependent upon an increase in the Company's stock price. Options generally become exercisable over time based on continuous employment with the Company.

CEO COMPENSATION

   Larry Tanning, the Company's Chief Executive Officer, President, Chairman of the Board and co-founder of the Company, became a party to an employment agreement with the Company in July of 1999. Prior to July

1999, Mr. Tanning's base salary was $480,000. Pursuant to his employment agreement his base salary was reduced to $295,291. Mr. Tanning was eligible for a performance-based bonus equal to an amount up to 88% of his base salary, based on the level of attainment of certain revenue, earnings and stock appreciation targets and certain subjective individualized goals. In November of 1999, Mr. Tanning agreed to waive the contractual bonus opportunity provided in his employment agreement for the remainder of 1999 and 2000, and to accept a reduced base salary of $206,500. Mr. Tanning received a bonus in respect of the second half of 2000 determined on the basis of the factors described above relating to determinations of cash incentive compensation. No options were granted to Mr. Tanning in 2000.

SECTION 162(M)

   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to their chief executive officers and to certain other highly compensated executive officers. The Code excludes from the $1 million cap compensation that is based on the attainment of pre-established, objective performance goals, if certain other requirements are met. The Committee considers the deductibility of executive compensation as one factor to be considered in the context of its overall compensation objectives.

                                          COMPENSATION COMMITTEE
                                          Christopher P. Mahan
                                          Joseph P. Roebuck
                                          Michael E. Shanahan

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of the board of directors is providing this report to enable stockholders to understand how it monitors and oversees the Company's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate. A copy of the Audit Committee Charter has been included as Annex A to this Proxy Statement.

   During 2000, our Audit Committee was composed of Dan J. Hesser, Toni S. Hippeli and Christopher P. Mahan. Following the resignation of Ms. Hippeli from the board of directors effective January 1, 2001, its members were and continue to be Dan J. Hesser and Christopher P. Mahan. Mr. Hesser is independent under the applicable rules of the National Association of Securities Dealers ("NASD"). To the extent that AEA Tanning Investors Inc., which owns approximately 26% of the outstanding common stock of the Company, is deemed an affiliate of the Company, Mr. Mahan, who is a director of AEA Tanning Investors Inc. and is employed by its parent, would not qualify as independent under the applicable NASD rules. However, the NASD rules permit the company to appoint one non-independent director to the Audit Committee if the Company's board of directors, under exceptional and limited circumstances, determines that membership on the Committee by a non-independent director is required by the best interests of the Company and its stockholders. The board of directors believes that Mr. Mahan's extensive background in financial, business, accounting and financial oversight matters allows him to provide valuable advice and counsel to the Audit Committee. The board of directors therefore has determined that Mr. Mahan's service on the Audit Committee is in the best interests of the Company and its stockholders.

   This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and the Company's independent public accountants; (ii) discussed with the Company's independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) reviewed the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company's independent public accountants their independence from the Company.

   Based upon the review and discussions referred to in the previous paragraph, the Audit Committee recommended to the board of directors that the audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Dan J. Hesser
                                          Christopher P. Mahan

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return on the Company's common stock between July 23, 1999, the first day of public trading of the Company's common stock, and December 31, 2000 with the cumulative total return of (i) the Nasdaq National Market Index, and (ii) an SIC Code Index that includes organizations in the Company's Standard Industrial Classification
(SIC) code number 7373--Computer Integrated System Design. The graph assumes an investment of $100.00 on July 23, 1999 in the Company's common stock and each of the foregoing indices and assumes reinvestment of dividends, if any. The comparisons in this table are set forth in response to the Securities and Exchange Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

                                    [CHART]
                        COMPARE CUMULATIVE TOTAL RETURN
                     AMONG TANNING TECHNOLOGY CORPORATION,
               NASDAQ NATIONAL MARKET INDEX AND SIC CODE INDEX*






         TANNING TECHNOLOGY CORP.   SIC CODE INDEX     NASDAQ MARKET INDEX

7/23/99         100.00                  100.00               100.00

9/30/99         142.37                  112.10               103.58

12/31/99        319.66                  180.39               152.98

3/31/00         233.56                  182.39               174.07

6/30/00         104.41                  149.02               149.71

9/30/00          74.58                  154.35               138.16

12/31/00         20.00                   87.04                92.84



--------
*  Assumes $100 invested on July 23, 1999 and assumes dividends reinvested.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table presents information regarding the beneficial ownership of our common stock as of April 16, 2001 by all directors and the persons listed in the Summary Compensation Table as well as by directors and executive officers of the Company as a group and, to the best knowledge of the Company's management, beneficial owners of 5% or more of the outstanding Common Stock.

   As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date of the Annual Meeting Record Date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person.

                                                 NUMBER OF SHARES  PERCENTAGE   NUMBER OF   NUMBER OF
                                                 OF COMMON STOCK    OF SHARES  EXERCISABLE  EXCLUDED
NAME                                            BENEFICIALLY OWNED OUTSTANDING OPTIONS (1) OPTIONS (2)
----                                            ------------------ ----------  ----------- -----------
TTC Investors II LLC(3)........................          4,143,022       19.1           --          --
AEA Tanning Investors Inc.(3)..................          5,696,770       26.3           --          --
Tanning Family Partnership, L.L.L.P............          3,186,351       14.7           --          --
Larry G. Tanning(4)............................          3,386,713       15.6           --          --
WinSoft Corporation(5).........................          2,213,291       10.2           --          --
Bipin Agarwal(5)...............................          2,213,291       10.2           --          --
Stephen Brobst.................................          2,282,021       10.5           --          --
Hippeli Enterprises, Inc.(6)...................          1,086,010        5.0           --          --
Toni S. Hippeli(6).............................          1,086,010        5.0           --          --
Henry F. Skelsey(7)(8).........................          1,221,570        5.4      814,380     407,190
Louis A. D'Alessandro..........................            128,433           *     126,867     149,386
Philip A. Purver(9)............................             99,662           *      63,662          --
Scott T. Sleeper...............................             44,562           *      42,562      98,395
Christopher P. Mahan(7)(10)....................              2,000           *          --          --
Dan J. Hesser..................................             30,208           *      30,208      19,792
Joseph P. Roebuck..............................             32,738           *      16,369      16,370
Michael E. Shanahan............................             32,739           *       8,185      16,369
All directors and executive officers as a group
  (14 persons) (11)............................          7,456,042       32.4    1,362,460   1,216,480

--------
 *   Represents beneficial ownership of less than one percent.
 (1) Shows shares of our common stock issuable upon exercise of options that are currently exercisable or are exercisable within 60 days of April 16, 2001 and that are included in the total number of shares beneficially owned.
 (2) Shows shares of our common stock issuable upon exercise of options that will not be exercisable within 60 days of April 16, 2001 and that are not included in the total number of shares beneficially owned.
 (3) AEA Tanning Investors Inc. is the managing member of TTC Investors I LLC, which holds 984,237 shares of our common stock, TTC Investors II LLC, TTC Investors IA LLC, which holds 108,986 shares of our common stock, and TTC Investors IIA LLC, which holds 460,525 shares of our common stock, and accordingly may be deemed to beneficially own the shares held by these entities. AEA Tanning Investors Inc. is a wholly owned subsidiary of AEA Investors Inc. The address for each member of the TTC Investors Group is c/o AEA Investors Inc., Park Avenue Tower, 65 East 55th Street, New York, New York 10022.
 (4) Includes 3,186,351 shares of our common stock that Mr. Tanning is deemed to beneficially own because he indirectly controls Tanning Family Partnership, L.L.L.P., as to which Mr. Tanning disclaims beneficial ownership. Excludes 94,288 shares of our common stock held by immediate family members, and 32,738 shares of our common stock held by trusts for the benefit of immediate family members, as to which Mr. Tanning disclaims beneficial ownership.
 (5) Includes 2,213,291 shares that Mr. Agarwal is deemed to beneficially own as the controlling investor of WinSoft Corporation. Excludes 2,182 shares of our common stock held by Mr. Agarwal's wife, Shashi Agarwal, as to which Mr. Agarwal disclaims beneficial ownership. The address for Mr. Agarwal and WinSoft Corporation is c/o Tanning Technology Corporation, 4600 South Syracuse Street, Suite 1200, Denver, CO 80237.
 (6) Includes 1,086,010 shares that Ms. Hippeli is deemed to beneficially own as a controlling investor of Hippeli Enterprises, Inc. Ms. Hippeli and her husband, Jerome Nickerson, own 76% of the outstanding shares of common stock of Hippeli Enterprises, Inc. Mr. Nickerson disclaims beneficial ownership of the shares of our common stock owned by Hippeli Enterprises, Inc. The address for Ms. Hippeli and Hippeli Enterprises, Inc. is c/o Tanning Technology Corporation, 4600 South Syracuse Street, Suite 1200, Denver, CO 80237.
 (7) Mr. Skelsey and Mr. Mahan are each members of two of the limited liability companies constituting the TTC Investors Group. Neither Mr. Skelsey nor Mr. Mahan has voting or investment power over the shares of common stock owned by the TTC Investors Group as a result of the memberships and therefore neither is deemed to have beneficial ownership of the shares as a result of the memberships. Each of Mr. Skelsey's and Mr. Mahan's indirect ownership interest in our company through his memberships in the limited liability companies constituting the TTC Investors Group is less than one percent.
 (8) Includes 100,000 shares of our common stock held by trusts for the benefit of immediate family members, as to which Mr. Skelsey is the trustee and disclaims beneficial ownership.
 (9) Mr. Purver's employment with the Company terminated as of January 31, 2001. The information relating to his beneficial ownership of our common stock is provided to the best of the Company's knowledge.
(10) Mr. Mahan's total excludes 5,696,770 shares of our common stock owned by the TTC Investors Group. Mr. Mahan is a director of AEA Tanning Investors Inc. Mr. Mahan disclaims beneficial ownership of the shares beneficially owned by the TTC Investors Group.
(11) See footnotes 4 through 6 above.

             PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF AUDITOR

   The board of directors appointed the firm of Ernst & Young LLP as independent auditor to examine the books of account and other records of the Company and its subsidiaries for the 2001 fiscal year. The board of directors is asking the stockholders to ratify and approve this action. Ernst & Young LLP served in such capacity in 2000 and has been the Company's independent auditor since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to be available to respond to appropriate questions and to make a statement, if they desire.

   Although such ratification is not required by law, the board of directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the board of directors, the failure of the stockholders to ratify the appointment of Ernst & Young LLP as the Company's independent auditor would be considered by the board of directors in determining whether to continue with the services of Ernst & Young LLP.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR 2001.

                             INDEPENDENT AUDITORS

AUDIT FEES

   The aggregate fees and expenses charged for professional services rendered for the audit of the Company's annual consolidated financial statements for the year ended December 31, 2000 and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that year amounted to $148,925.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   There were no fees or expenses billed by Ernst & Young LLP, the Company's principal accountant, for professional information technology services rendered to the Company relating to financial information systems design and implementation for the year ended December 31, 2000.

ALL OTHER FEES

   The aggregate fees and expenses billed by Ernst & Young LLP for services rendered to the Company relating to services other than those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the year ended December 31, 2000 amounted to $125,362.

   The Audit Committee of the Company's board of directors has considered whether the provision of non-audit professional services rendered by Ernst & Young LLP as discussed above, is compatible with maintaining their independence.

          STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2002 ANNUAL MEETING

   Stockholders who intend to present proposals at the 2002 Annual Meeting of Stockholders, and who wish to have such proposals included in the proxy statement for such meeting, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Tanning Technology Corporation, 4600 South Syracuse Street, Suite 1200, Denver, Colorado 80237. Such notice must be received no earlier than January 24, 2002 and no later than February 23, 2002, as set forth more fully in the By-laws. Proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange

Commission and with certain procedures described in the Company's By-laws in order to be eligible for inclusion in the Company's proxy statement for its 2002 Annual Meeting of Stockholders. A copy of the Company's By-laws, which describes all advance notice procedures regarding stockholder proposals, can be obtained from the Secretary of the Company.

                            SOLICITATION OF PROXIES

   Proxies will be solicited electronically, by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company will reimburse banks, brokerage firms, custodians, nominees, fiduciaries and others for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitations will be borne by the Company.

                                 OTHER MATTERS

   The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgment.

   THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS). COPIES OF ANY EXHIBITS THERETO ALSO WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE DUPLICATING CHARGE. REQUESTS IN WRITING FOR COPIES OF ANY SUCH MATERIALS SHOULD BE DIRECTED TO TANNING TECHNOLOGY CORPORATION, 4600 SOUTH SYRACUSE STREET, SUITE 1200, DENVER, COLORADO 80237, ATTENTION: SECRETARY.

                                          By Order of the Board of Directors,

                                          /s/ Frederick Fogel
                                          FREDERICK H. FOGEL
                                          Secretary

Dated: April 25, 2001
Denver, Colorado

                                                                         ANNEX A

            TANNING TECHNOLOGY CORPORATION AUDIT COMMITTEE CHARTER

The Board of Directors of Tanning Technology Corporation (the "Company") has established an Audit Committee (the "Committee") with general responsibility and specific duties as described below.

COMPOSITION:

The Committee shall be comprised of not less than two Directors until June 14, 2001, and thereafter not less than three Directors, each of whom shall serve at the discretion of the Board of Directors of the Company (the "Board"). The members of the Committee (the "Members") shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc. The Members will be established by the Board and will be listed in the Annual Report on Form 10-K.

RESPONSIBILITY:

The Committee's responsibility is to assist the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company. The Committee is empowered to retain persons having special legal, accounting or other competence as necessary or desirable to assist the Committee in fulfilling its responsibilities. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management of the Company and the independent accountant. It is also not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountant or to assure compliance with laws and regulations and the Company's business conduct guidelines. The independent accountant is ultimately accountable to the Board and the Committee.

ATTENDANCE:

Members should endeavor to be present, in person or by telephone, at all meetings; however, two Members shall constitute a quorum. As necessary or desirable, the Chairperson may request members of management, any employee of the Company, the Company's outside counsel and/or representatives of the independent accountant to be present at meetings.

MINUTES OF MEETINGS:

Minutes of each meeting shall be prepared and sent to Members and presented to Company Directors who are not Members.

SPECIFIC DUTIES:

The Committee is to:

1. Review the Committee's Charter at least annually, and update as appropriate.

2. Receive periodic written statements from the independent accountant regarding its independence and delineating all relationships between it and the Company, discuss such reports with the independent accountant, evaluate the independence of the independent accountant, and if so determined by the Committee, recommend that the Board take appropriate action.

3. Review and discuss with management, upon completion of the independent accountant's audit, financial results for the year prior to their release to the public. Discuss with the independent accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the year-end audit, including the quality of the Company's accounting principles.

4. Based on the review and discussions referred to in paragraphs 2 and 3 above, recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

5. In the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement, state whether the Committee has performed the duties set forth in paragraphs 2 through 4 above.

6. To the extent required by SEC rules and regulations or deemed otherwise appropriate by the Committee, discuss the Company's quarterly financial statements with the independent accountant prior to the release of quarterly earnings.

7. Together with the Board, evaluate and, where appropriate, replace the independent accountant, nominate the independent accountant to be proposed for shareholder approval in any proxy statement, and, to the extent requested by the Board, approve the compensation of the independent accountant.

8. Become familiar with the accounting and reporting principles and practices applied by the Company in preparing its financial statements.

9. Review the Company's policies and procedures, as appropriate, with the Company's management and the independent accountant to reasonably assess the adequacy of internal accounting and financial reporting controls.

10. Review, prior to the annual audit, the scope and general extent of the independent accountant's audit examinations.

11. Discuss with the independent accountant the quality of the Company's financial accounting personnel, and any relevant recommendations that the independent accountant may have.

12. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

13. Perform such other functions as may be required by law, the Company's Certificate of Incorporation or By-Laws or the Board.

                                                                         ANNEX B

P R O X Y

                         TANNING TECHNOLOGY CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  May 24, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE TANNING TECHNOLOGY
                         CORPORATION BOARD OF DIRECTORS.

     The undersigned hereby appoints Henry F. Skelsey, Frederick H. Fogel and Katherine L. Scherping and each of them, proxies for the undersigned with full power of substitution, to vote all shares of Tanning Technology Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tanning Technology Corporation to be held in Denver, Colorado, on Thursday May 24, 2001 at 8:00 a.m. local time, or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE, NO BOXES NEED TO BE CHECKED.

COMMENTS/ADDRESS CHANGE PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE
-----------------------------------------------------------------------



                                      (Continued and to be signed on other side)


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                                                          Please mark
                                                         your votes as
                                                          indicated in      [X]
                                                          this example

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES
                            ON ITEM 1 AND FOR ITEM 2.

Item 1- ELECTION OF DIRECTORS
        Nominees: Christopher P. Mahan and      FOR all    WITHHELD AUTHORITY
        Joseph P. Roebuck                       Nominees    for all nominees

WITHHELD FOR: (To withhold authority to vote
for any individual nominee, write that             [_]            [_]
nominee's name in the space provided below)

___________________________________________________

Item 2- Ratification  of the  appointment of        FOR    AGAINST    ABSTAIN
        Ernst & Young LLP as the Company's
        independent auditors for 2001 fiscal year.  [_]      [_]        [_]


I PLAN TO ATTEND MEETING                    [_]

COMMENTS/ADDRESS CHANGE
Please mark this box if you have            [_]
written comments/address change
on the reverse side.

Signature(s) _________________________________________________ Date____________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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                           /\ FOLD AND DETACH HERE /\